                                                                     Exhibit 2.6



================================================================================



                           INDEMNIFICATION AGREEMENT

                                     AMONG

                    HOME HEALTH CORPORATION OF AMERICA, INC.
                               AND ITS NOMINEES,

                              LHS HOLDINGS, INC.,
                         LIBERTY HEALTH SERVICES, INC.,
                            NURSES TODAY M/C, INC.,
                                   PDN, INC.,
                              MEDICAL I.V., INC.,

                                      AND

                                MARK H. O'BRIEN



                                December 4, 1996

================================================================================

                               TABLE OF CONTENTS

                                                                Page

1.    Covenants of the Parties................................... 2
      ------------------------
         1.1    Non-Solicitation................................. 2
                ----------------
         1.2    Management Agreement............................. 2
                --------------------
         1.3    Public Offering.................................. 2
                ---------------
         1.4    Winding Up of LHS, Nurses, PDN and MIV........... 3
                --------------------------------------
         1.5    Confidentiality.................................. 3
                ---------------
         1.6    Restrictive Covenant............................. 4
                --------------------
         1.7    Replacement Financing............................ 5
                ---------------------
         1.8    Use of Names..................................... 5
                ------------

2.    Survival of Representations and Warranties................. 5
      ------------------------------------------

3.    Indemnification............................................ 6
      ---------------
         3.1    Obligation to Indemnify by the Selling Parties... 6
                ----------------------------------------------
         3.2    Obligation to Indemnify by Purchaser............. 6
                ------------------------------------
         3.3    Losses........................................... 6
                ------
         3.4    Procedures for Claims Between the Parties........ 7
                -----------------------------------------
         3.5    Defense of Third-Party Actions................... 7
                ------------------------------
         3.6    Bulk Sales....................................... 8
                ----------
         3.7    Interest on Unpaid Obligations................... 8
                ------------------------------
         3.8    Reduction for Insurance.......................... 8
                -----------------------

4.    Breaches and Defaults; Termination; Remedies............... 8
      --------------------------------------------
         4.1    Breaches and Defaults; Opportunity to Cure....... 8
                ------------------------------------------
         4.2    Termination...................................... 9
                -----------
         4.3    Effect of Termination............................ 9
                ---------------------
         4.4    Specific Performance.............................10
                --------------------

5.    Miscellaneous..............................................10
      -------------
         5.1    Consent to Jurisdiction..........................10
                -----------------------
         5.2    Expenses.........................................10
                --------
         5.3    Further Assurances...............................10
                ------------------
         5.4    Indemnification of Brokerage.....................11
                ----------------------------
         5.5    Severability.....................................11
                ------------
         5.6    Notices..........................................11
                -------
         5.7    Entire Agreement.................................12
                ----------------
         5.8    Amendments and Waivers; Non-Contractual Remedies.12
                ------------------------------------------------
         5.9    Governing Law....................................12
                -------------
        5.10    Binding Effect; Assignment.......................13
                --------------------------
        5.11    Joint and Several................................13
                -----------------



            5.12    Beneficiaries of Agreement.......................13
                    --------------------------
            5.13    Counterparts; Facsimile Signatures...............13
                    ----------------------------------
            5.14    Exhibits and Schedules...........................13
                    ----------------------
            5.15    Holidays.........................................13
                    --------
            5.16    Headings.........................................13
                    --------


                                LIST OF EXHIBITS
                                ----------------

1.2  Terms of Management Agreement

                           INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of December 4, 1996, by and among HOME HEALTH CORPORATION OF AMERICA, INC., a Pennsylvania corporation ("HHCA"), and its nominees, LHS HOLDINGS, INC., a Kentucky corporation ("Holdings"), LIBERTY HEALTH SERVICES, INC., a Texas corporation and wholly-owned subsidiary of Holdings ("LHS"), NURSES TODAY M/C, INC., a Texas corporation and wholly-owned subsidiary of LHS ("Nurses"), PDN, INC., a Texas corporation ("PDN"), MEDICAL I.V., INC., a Texas corporation ("MIV"), and MARK
H. O'BRIEN, an individual and sole shareholder of Holdings, PDN and MIV ("Shareholder"). HHCA and its nominees are sometimes collectively referred to herein as the "Purchasing Parties". Holdings, LHS, Nurses, PDN, MIV and the Shareholder are sometimes collectively referred to herein as the "Selling Parties".

                                  Background.
                                  ----------

     A. Holdings, LHS, Nurses, PDN and MIV are engaged in the business of providing Medicare and Medicaid-reimbursed home nursing services, private duty home nursing services, infusion services and related services in the home health care industry in Texas (the "Business").

     B. The Purchasing Parties and their affiliates are engaged in the States of Pennsylvania, New Jersey, Delaware, Maryland and Florida in the business of:
(i) providing private duty or Medicare-reimbursable nursing and related health care services and equipment to home-bound patients (including without limitation bedside care and treatment, infusion therapy, pharmaceutical and rehabilitative services); (ii) providing mobile diagnostic services; (iii) selling durable medical equipment; and (iv) providing respiratory services and related equipment.

     C. Holdings, LHS, Nurses, Shareholder, HHCA and its nominees have entered into an Asset Acquisition Agreement of even date herewith pursuant to which HHCA through its nominees has agreed to acquire, and Holdings, LHS and Nurses have agreed to sell, substantially all of the assets owned or used by or useful to Holdings, LHS and Nurses in connection with the Business (the "LHS/Holdings Acquisition Agreement").

     D. PDN, MIV, Shareholder, HHCA and its nominees have entered into an Asset Acquisition Agreement of even date herewith pursuant to which HHCA through its nominees has agreed to acquire, and PDN and MIV have agreed to sell, substantially all of the assets owned or used by or useful to PDN and MIV in connection with the Business (the "PDN/MIV Acquisition Agreement" and together with the LHS/Holdings Acquisition Agreement, "Acquisition Agreements").

     E. The parties desire to enter into this Agreement to set forth their agreement and understanding with respect to various matters concerning the Acquisition Agreements, including without limitation, the respective rights of the parties to terminate the Acquisition Agreements and the obligations of the parties to indemnify each other.

     F. All capitalized terms used but not otherwise defined in this Agreement shall have meanings ascribed to such terms in the Acquisition Agreements.

     NOW, THEREFORE, in consideration of the foregoing Background and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Covenants of the Parties.
     ------------------------

     1.1  Non-Solicitation.  From the date hereof until the closing under the
          ----------------
PDN/MIV Acquisition Agreement (the "PDN/MIV Closing"), neither the Selling Parties nor any Related Party will, directly or indirectly, solicit, initiate, encourage, entertain or participate in discussions or negotiations, enter into any agreements relating to, or consummate any transaction with respect to any Third-Party Proposal with any person other than the Purchasing Parties or the Purchasing Parties' representatives. During such period, Seller shall promptly inform the Purchasing Parties of the occurrence of a Third-Party Proposal and the terms thereof (including the identity of the prospective purchaser or soliciting party).

     1.2   Management Agreement. At the closing under the LHS/Holdings
           --------------------
Acquisition Agreement (the "LHS/Holdings Closing"), PDN and MIV will enter into a Management Agreement with HHCA pursuant to which HHCA will manage PDN and MIV during the period commencing on the date of the LHS/Holdings Closing and ending on the date of the PDN/MIV Closing substantially on the terms set forth on
Exhibit 1.2 (the "Management Agreement").
-----------

     1.3  Public Offering.  HHCA filed with the Securities and Exchange
          ---------------
Commission ("SEC") on November 1, 1996 a registration statement for an underwritten public offering (the "Public Offering") of shares of common stock of HHCA ("Registration Statement"). Each of HHCA's nominees and the Selling Parties shall use all reasonable efforts to assist HHCA in having the Registration Statement declared effective under the Securities Act of 1933, as amended ("Securities Act"), as promptly as practicable after such filing. The Purchasing Parties and the Selling Parties shall cooperate to take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the Public Offering. The Selling Parties shall furnish promptly to HHCA and its counsel for inclusion in any prospectus and the Registration Statement in connection with the Public Offering in a form reasonably satisfactory to HHCA and its counsel, such information concerning each of Holdings, LHS, Nurses, PDN and MIV, its respective operations, capitalization, stock ownership, financial statements, businesses, assets and other matters as HHCA or its counsel may reasonably request in connection with the Public Offering, including without limitation, audited financial statements (including pro formas) for any period prior the date of the PDN/MIV Closing. The Purchasing Parties agree to reimburse the Selling Parties (in an amount not to exceed $50,000) for the reasonable fees and expenses of the Selling Parties' independent certified public accounting firm for its work in connection with the Registration Statement. The information supplied by any of the Selling Parties to be included in the Registration Statement or in any prospectus made a part thereof, or in any amendments thereof or supplements thereto, will not, taken as a whole, at the date the Registration Statement (or on the date of any amendments thereof or supplements thereto) is declared effective by the SEC and on the closing of the Public Offering, (i) contain any statement that, at such time and in light of the circumstances under which it was made, will be false or misleading with respect to any material fact, or (ii) omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading or necessary to correct any statement in any earlier communication with respect to the Public Offering that has become false or misleading.

     1.4   Winding-Up of LHS, Nurses, PDN and MIV.  Notwithstanding anything to
           --------------------------------------
the contrary contained herein or in the Employment Agreements, the Purchasing Parties shall permit each of the Executives to devote such time during regular business hours as may be reasonably necessary to the winding-up of LHS and Nurses (commencing on the date of the LHS/Holdings Closing) and the winding-up of PDN and MIV (commencing on the date of the PDN/MIV Closing) with respect to billings, collection of Accounts Receivable, preparation of cost reports, cost report audits and related managerial and administrative duties; provided that:
(i) such activities do not, in the Purchasing Parties' reasonable opinion, interfere in any material respect with the performance of Executives' duties under the Employment Agreements; (ii) the Executives use their best efforts to give priority to their HHCA-related work in the event of a conflict; and (iii) Executives shall not be permitted to devote time to such duties during regular business hours after the conclusion of the final procedural step with respect to any third-party reimbursement program audit for any period prior to the date of the LHS/Holdings Closing.

     1.5   Confidentiality.
           ---------------

           (a) As used in this Agreement, the term "Confidential Information" shall mean all confidential and proprietary knowledge and information not readily available to the public heretofore or hereafter conceived, learned or disclosed (including all documents, writings, memoranda, business plans, computer software, reports, pricing, cost and sales information, financial statements, customer lists, provider lists, patient lists, referral source and supplier lists, trade secrets, discoveries, ideas, concepts, models, prototypes, diagrams and marketing strategies, plans and techniques).

           (b) From and after the date hereof, the Selling Parties shall (and shall use their respective best efforts to cause the Related Parties to) keep secret and retain in strictest confidence, and shall not, without the Purchasing Parties' express prior written consent, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for their benefit or for the benefit of others), or otherwise make available in any manner whatsoever, any Confidential Information regarding the Selling Parties or the Purchasing Parties (or the Acquisition Agreements, this Agreement or the transactions contemplated hereby) to anyone except (i) to their representatives (who shall be informed of the confidential nature of such information and who shall agree to keep such information confidential), (ii) to the Purchasing Parties and their affiliates or representatives, (iii) as otherwise required by law, including securities laws, (iv) as required by the Selling Parties to the extent necessary to enforce their rights or to enjoy any benefit under this Agreement or the Acquisition Agreements including, by way of illustration and not limitation, to collect accounts receivable, to make such filings with third-party payors as may be appropriate, to defend program audits and the like, or (v) as required to obtain the Regulatory Approvals or any consents that are required for consummation of the transactions contemplated by the Acquisition Agreements; provided, however, that prior to the date of the LHS/Holdings Closing the Selling Parties shall be permitted to use such Confidential Information as may be necessary to conduct the Business in the ordinary course and thereafter to do so as may be required to enforce their rights, or to enjoy any benefit, under this Agreement or the Acquisition Agreements; and provided further that during the period from the date of the LHS/Holdings Closing until the date of the PDN/MIV Closing, the Selling Parties shall be permitted to use such Confidential Information relating to PDN and MIV as may be necessary to conduct the portion of the Business conducted by PDN and MIV in the ordinary course and thereafter to do so as may be required to enforce their rights, or to enjoy any benefit, under this Agreement or the Acquisition Agreements.

           (c) From and after the date hereof and continuing until the date of the LHS/Holdings Closing (with respect to any Confidential Information regarding the Selling Parties) and from and after the date of the LHS/Holdings Closing until the date of the PDN/MIV Closing (with respect to Confidential Information regarding PDN and MIV), the Purchasing Parties shall keep secret and retain in strictest confidence, and shall not, without the Selling Parties' express prior written consent, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any Confidential Information regarding the Selling Parties (or the Acquisition Agreements, this Agreement or the transactions contemplated hereby) to anyone except (i) to its representatives (who shall be informed of the confidential nature of such information and who shall agree to keep such information confidential), (ii) as otherwise required by law, including securities laws, (iii) as required by its lenders or underwriters, (iv) as required by the Purchasing Parties to enforce their rights under this Agreement, or (v) as required to obtain the Regulatory Approvals. Notwithstanding the foregoing, the Purchasing Parties may following execution of the Acquisition Agreements, issue a statement of public dissemination describing the Acquisition Agreements, this Agreement and the transactions contemplated herein.

     1.6   Restrictive Covenant. Each of the Selling Parties acknowledges that
           --------------------
(a) Holdings', LHS's, Nurses', PDN's and MIV's ownership of the Business and the Shareholder's ownership of stock of Holdings, PDN and MIV and Shareholder's position as an officer of Holdings, LHS, Nurses, PDN and MIV have necessarily brought each of them in close contact with certain confidential and proprietary information of the Business (including the Confidential Information) not readily available to the public; and (b) the Purchasing Parties would not purchase the Business but for the agreements and covenants of the Selling Parties contained in this Section 1.6. In respect of the foregoing, each of the Selling Parties
        -----------
covenants and agrees, for a period of three (3) years from the date of the LHS/Holdings Closing (which period of time shall be extended as appropriate for any period(s) of time that any applicable party is in violation of the provisions of this Section 1.6) that none of the Selling Parties shall, directly
                   -----------
or indirectly:

           (i) be engaged, either for their own account or as agent, consultant, employee, partner, shareholder, creditor, officer, director, proprietor, investor, or otherwise of any person in a business similar to the Business within the State of Texas (the "Territory"), unless the Purchasing Parties shall agree otherwise in writing;

           (ii) call on or solicit or divert or take away from Purchasing Parties (including by divulging to any competitor or potential competitor of the Purchasing Parties) any person that is or was a patient, customer or referral source of the Business;

           (iii) render financial or other assistance to any person engaged in a business similar to the Business in the Territory, unless the Purchasing Parties shall agree otherwise in writing or the Selling Parties are acting exclusively on behalf of the Purchasing Parties; or

           (iv) solicit or employ or cause to be solicited or employed, for or on behalf of the Selling Parties or any third party, any persons who are employees of Holdings, LHS, Nurses, PDN or MIV immediately prior to the date of the LHS/Holding Closing or at any time in the six (6) month period immediately prior thereto.

Notwithstanding anything in this Section 1.6 to the contrary, during the period
                                 -----------
commencing on the date of the LHS/Holdings Closing and ending on the date of the PDN/MIV Closing, the Selling Parties shall be permitted to engage in the activities described in Sections 1.6(i) and 1.6(iii) above in connection with
                        ----------------------------
the conducting of the portion of the Business conducted by PDN and MIV in accordance with Section 5 of the PDN/MIV Acquisition Agreement.

     1.7   Replacement Financing.  Each of Holdings, LHS, Nurses, PDN and MIV
           ---------------------
hereby agrees to execute, deliver and perform on behalf of any successor or replacement lender to the Senior Lender, a subordination agreement on terms substantially similar to the terms of the Subordination Agreement.

     1.8   Use of Names.  From and after the date of the LHS/Holdings Closing,
           ------------
the Selling Parties shall not conduct business: (i) in any location under the name "Liberty Health Services" or "Nurses Today" or any variation thereof or
(ii) under the name "LHS" in the State of Texas. The Selling Parties shall, effective as of the LHS/Holdings Closing, amend the articles of incorporation of LHS and Nurses to change their respective names to dissimilar names, withdraw or terminate any foreign qualification filing in Texas of Holdings, and shall provide the Purchasing Parties with satisfactory evidence thereof. From and after the date of the PDN/MIV Closing, the Selling Parties shall not conduct business in any location under the name "PDN" or "Medical I.V." or any variation thereof. The Selling Parties shall, effective as of the PDN/MIV Closing, amend the articles of incorporation of PDN and MIV to change their respective names to dissimilar names and shall provide the Purchasing Parties with satisfactory evidence thereof.

2.   Survival of Representations and Warranties.  The representations and
     ------------------------------------------
warranties of the Selling Parties and the Purchasing Parties contained in the Acquisition Agreements (or in any schedule or certificate delivered thereunder) shall survive the consummation of the transactions contemplated by the Acquisition Agreements, without regard to any investigation made by any of the parties hereto, and shall expire on June 30, 1998; provided, however, that the
                                                   --------  -------
representations and warranties (and all claims and causes of action with respect thereto) in Sections 3.1, 3.2, 3.3, 3.14, 3.18, 3.21, 3.22, 3.23, 3.26, 4.1,
4.2 and 4.3 of the Acquisition Agreements shall survive the date of the PDN/MIV Closing until the expiration of the applicable statute of limitations. The termination of the representations and warranties provided herein shall not affect the rights of a party seeking indemnification under this Agreement, provided that such party shall have given written notice to the other party, prior to the expiration of the applicable survival period provided above, of:
(a) a claim for indemnification or (b) a contingent claim for indemnification (provided that the party seeking indemnification for such contingent claim has reasonable grounds to believe that the claim or demand for indemnification will be made and sets forth the estimated amount of such claim to the extent then ascertainable).

3.  Indemnification.
    ---------------

    3.1  Obligation to Indemnify by the Selling Parties.  Subject to the terms
         ----------------------------------------------
of Section 2, the Selling Parties agree to indemnify, defend and hold harmless
   ---------
the Purchasing Parties (their respective affiliates, and their respective directors, officers, stockholders, representatives and employees), from and against all losses, Taxes, liabilities, damages, lawsuits, deficiencies, claims, demands, costs or expenses, including interest, penalties, and reasonable attorneys', accountants' and other professionals' fees and disbursements ("Losses"), based upon, incurred in connection with, arising out of or otherwise in respect of (a) any inaccuracy in or any breach of any representation or warranty of the Selling Parties contained in the Acquisition Agreements or in any document delivered pursuant to the Acquisition Agreements, (b) any breach of any covenant or agreement of the Selling Parties contained in the Acquisition Agreements, this Agreement or in any document or instrument contemplated thereunder or hereunder, (c) the Release or presence of any Regulated Substance at the Real Property at any time prior to the date of the LHS/Holdings Closing with respect to any Real Property owned or occupied by LHS, Nurses, or Holdings or prior to date of the PDN/MIV Closing with respect to any Real Property owned or occupied by PDN or MIV, or (d) any liability or obligation of the Selling Parties that is not an Assumed Liability.

    3.2  Obligation to Indemnify by the Purchasing Parties.  Subject to the
         -------------------------------------------------
terms of Section 2, the Purchasing Parties agree to indemnify, defend and hold
         ---------
harmless the Selling Parties (their affiliates, and their respective directors, officers, stockholders, representatives and employees) from and against all Losses based upon, incurred in connection with, arising out of or otherwise in respect of (a) any inaccuracy in or any breach of any representation or warranty of the Purchasing Parties contained in the Acquisition Agreements or in any document delivered pursuant to the Acquisition Agreements, (b) any breach of any covenant or agreement of the Purchasing Parties contained in the Acquisition Agreements, this Agreement or in any document or instrument contemplated hereunder or thereunder, (c) any liability or obligation arising on and after the date of the LHS/Holdings Closing with respect to any Assumed Liability under the LHS/Holdings Acquisition Agreement or the date of the PDN/MIV Closing with respect to any Assumed Liability under the PDN/MIV Acquisition Agreement, or (d) any liability or obligation resulting from any Action described in Section 7.4 of the Acquisition Agreements for which the Purchasing Parties have agreed in a separate writing to indemnify the Selling Parties.

    3.3  Losses.  The term "Losses" as used herein (a) is not limited to
         ------
matters asserted by third parties against the Selling Parties or the Purchasing Parties, but includes Losses incurred or sustained by the Selling Parties or the Purchasing Parties in the absence of third-party claims, and (b) includes Losses incurred through and after the date of the claim for indemnification (including any Losses suffered after the end of any applicable survival period), provided that in the case of a claim for Losses incurred because of the breach of a representation or warranty hereunder, such claim is made within the applicable survival period under Section 2. Payments by the Purchasing Parties of amounts
                      ---------
for which the Purchasing Parties are indemnified hereunder, and payments by the Selling Parties of amounts for which the Selling Parties are indemnified hereunder, shall not be condition precedent to recovery. The indemnification rights contained in
Section 3 shall not limit any other rights, including rights of contribution
---------
with respect to environmental liabilities, that either party may have under statute or common law.

     3.4   Procedures for Claims Between the Parties.  If a claim (a "Claim") is
           -----------------------------------------
to be made by the party claiming indemnification (the "Claimant") against the other party (the "Indemnifying Party"), the Claimant shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Claimant becomes aware of the facts, condition or event that may give rise to Losses for which indemnification may be sought under this Section 3. Following
                                                          ---------
receipt of the Claim Notice from the Claimant, the Indemnifying Party shall have thirty (30) calendar days to make such investigation of the Claim as the Indemnifying Party deems necessary or desirable; provided, however, that if
                                                 --------  -------
Claimant reasonably determines that it will be materially prejudiced by affording the Indemnifying Party such period of time for investigation, the Indemnifying Party and the Claimant shall agree promptly on the appropriate period of time for such investigation. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon period or extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall pay promptly to the Claimant the full amount of such Claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon period or extension thereof), the Claimant may seek appropriate legal remedy.

     3.5  Defense of Third-Party Actions.  If any lawsuit or enforcement action
          ------------------------------
(a "Third Party Action") is filed against a Claimant entitled to the benefit of indemnity hereunder, written notice thereof (the "Third-Party Action Notice") shall be given by Claimant to the Indemnifying Party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons or other manner of process). The failure of any Claimant to give notice timely hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Claimant that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such Third-Party Action, then the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such Third-Party Action, (ii) to employ and engage attorneys reasonably satisfactory to the Claimant to handle and defend the same, at the Indemnifying Party's cost, risk and expense, and (iii) to compromise or settle such Third-Party Action, which compromise or settlement shall be made only with the written consent of the Claimant, such consent not to be unreasonably withheld. If the Indemnifying Party fails to assume the defense of such Third-Party Action within fifteen (15) calendar days after receipt of the Third-Party Action Notice, the Claimant will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Third-Party Action on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Third-
                                            --------  -------
Party Action shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. In the event the Claimant assumes the defense of the Third-Party Action, the Claimant will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The

Indemnifying Party shall be liable for any settlement of any Third-Party Action effected pursuant to and in accordance with this Section 3 and for any final
                                                 ---------
judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless Claimant from and against any Losses by reason of such settlement or judgment.

     3.6  Bulk Sales.  It may not be practicable to comply or attempt to comply
          ----------
with the procedures of the "Bulk Sales Act," if applicable, or similar law of any or all of the states in which the Purchased Assets are situated or of any other state that may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce the Purchasing Parties to waive any requirements for compliance with any or all of such laws, the Selling Parties hereby agree that the indemnity provisions of this Section 3 hereof shall apply
                                                   ---------
to any Losses of the Purchasing Parties arising out of or resulting from the failure of the Selling Parties or the Purchasing Parties to comply with any such laws.

     3.7  Interest on Unpaid Obligations.  If all or part of any indemnification
          ------------------------------
obligation under this Agreement is not paid when due, the Indemnifying Party shall pay the Claimant interest on the unpaid amount of such obligation for each day from the date the amount became due until it is paid in full, interest at the rate of 200 basis points in excess of the prime rate in effect from time to time at CoreStates Bank, N.A., Philadelphia, Pennsylvania, or any successor thereto.

     3.8  Reduction for Insurance.  The amount which an Indemnifying Party is
          -----------------------
required to pay to, for or on behalf of the Claimant pursuant to this Section 3
                                                                      ---------
shall be reduced (including, without limitation, retroactively) by eighty percent (80%) of any insurance proceeds actually recovered by or on behalf of such Claimant in reduction of the related indemnifiable loss (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are hereafter called an "Indemnity Payment". If a Claimant shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds in respect of such Indemnifiable Loss, then such Claimant shall pay to such Indemnifying Party a sum equal to the amount of eighty percent (80%) of such insurance proceeds up to an amount equal to the Indemnity Payment).

4.   Breaches and Defaults; Termination; Remedies.
     --------------------------------------------

     4.1  Breaches and Defaults; Opportunity to Cure.  Prior to the exercise by
          ------------------------------------------
a party of any termination rights afforded under this Agreement, if either party (the "Non-Breaching Party") believes the other (the "Breaching Party") to be in breach of an Acquisition Agreement or hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have fifteen (15) calendar days from the receipt of such notice to cure such breach. If a breach has in fact occurred but is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate the Acquisition Agreements and this Agreement (as provided in Section 4.2). This right of termination shall be in addition to,
            -----------
and not in lieu of, any legal or equitable remedies available to the Non-Breaching Party.

     4.2  Termination.  This Agreement and the Acquisition Agreements may be
          -----------
terminated at any time prior to the LHS/Holdings Closing as follows:

          (a) by mutual written agreement of the parties hereto;

          (b) by the Purchasing Parties, provided the Purchasing Parties are not then in breach of the Acquisition Agreements or this Agreement, at the election of the Purchasing Parties (pursuant to a written notice to the Selling Parties),
(i) if any one or more of the conditions to the Purchasing Parties' obligations to consummate the LHS/Holdings Closing under the LHS/Holdings Acquisition Agreement has not been fulfilled in any material respect as of the date of the LHS/Holdings Closing, (ii) subject to Section 4.1, if the Selling Parties have breached in any material respect any representation, warranty, covenant or agreement contained in the Acquisition Agreements or in any other agreement or document delivered pursuant to the Acquisition Agreements, or (iii) if the LHS/Holdings Closing shall not have taken place by January 15, 1997 (the "Outside Date") (unless any of the foregoing events shall have resulted primarily from the Purchasing Parties' breach of any representation, warranty, covenant or agreement contained in this Acquisition Agreements or this Agreement); and

          (c) by the Selling Parties, provided the Selling Parties are not then in breach of the Acquisition Agreements or this Agreement, at the election of the Selling Parties (pursuant to a written notice to the Purchasing Parties),
(i) if any one or more of the conditions to the Selling Parties' obligations to consummate the LHS/Holdings Closing has not been fulfilled in any material respect as of the date of the LHS/Holdings Closing, (ii) subject to Section 4.1,
                                                                    -----------
if the Purchasing Parties have breached in any material respect any representation, warranty, covenant or agreement contained in the Acquisition Agreements or this Agreement or in any other agreement or document delivered pursuant to the Acquisition Agreements, or (iii) if the LHS/Holdings Closing shall not have taken place by the Outside Date (unless any of the foregoing events shall have resulted primarily from the Selling Parties' breach of any representation, warranty, covenant or agreement contained in this Agreement).

Notwithstanding any provision that may be to the contrary in this Agreement or in the Acquisition Agreements, the parties shall have no right to terminate this Agreement and the Acquisition Agreements after the LHS/Holdings Closing occurs.

     4.3  Effect of Termination.  In the event of any termination of the
          ---------------------
Acquisition Agreements and this Agreement, all obligations of the parties hereto thereunder and hereunder shall terminate as of such date of termination and the Acquisition Agreements and this Agreement shall thereafter become void and be of no further force and effect, and upon such termination no party hereto shall be liable to the other party, except for Losses resulting from such termination and from breaches of the Acquisition Agreement and this Agreement prior to such termination; provided, however, that (a) the obligations contained in Sections
             --------  -------                                        --------
1.5, 3 and 5.2 shall survive any termination hereof, and (b) the foregoing
--------------
provisions shall not limit or restrict the availability of specific performance (as provided in Section 4.4) or other injunctive relief as to the obligations
                -----------
referred to in clause (a) to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     4.4   Specific Performance.  Each of the Selling Parties agrees that the
           --------------------
Purchased Assets under the Acquisition Agreements and the Business are unique assets that cannot be readily obtained on the open market and that the Purchasing Parties will be irreparably injured if the Acquisition Agreements are not specifically enforced. Therefore, notwithstanding anything to the contrary contained in the Acquisition Agreements, this Agreement or otherwise, the Purchasing Parties shall have the right (but not the obligation) to enforce specifically the Selling Parties's performance under this Agreement (including those obligations contained in Sections 1.1, 1.5 and 1.6) in lieu of the
                               --------------------------
termination of this Agreement and the Acquisition Agreements, and each of the Selling Parties waives the defense in any such suit that the Purchasing Parties have an adequate remedy at law and will interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedies described in this Section 4.4 shall be in addition to, and not in lieu of, any
                  -----------
other remedies that the Purchasing Parties may elect to pursue.

5.   Miscellaneous.
     -------------

     5.1  Consent to Jurisdiction.  All actions to enforce the provisions of
          -----------------------
this Acquisition Agreements and this Agreement shall be brought in the Commonwealth of Pennsylvania and, in connection therewith, each of the parties hereto (a) submits and consents to the personal jurisdiction of any Pennsylvania state or federal court with respect to any suit, action or proceeding relating to this Agreement or any of the transactions contemplated hereby, (b) waives any objection that such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (c) waives the right to object that any such court does not have personal jurisdiction over such party, and (d) consents to the service of process in any such suit, action or proceeding upon the receipt through the United States mail of copies of such process to such party by certified mail to the addresses indicated herein or at such other addresses of which the other parties shall have received written notice.

     5.2  Expenses.  Except as otherwise specifically provided herein, the
          --------
parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, negotiation, execution and performance of the Acquisition Agreements and this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, advisors, representatives, consultants, counsel and accountants. Notwithstanding the foregoing, in the event that the Acquisition Agreements and this Agreement are terminated pursuant to Section 4.2(c),the Purchasing Parties shall reimburse the Selling Parties for
   --------------
the reasonable out-of-pocket costs and expenses (including the reasonable fees of attorneys and accountants) incurred by them in connection with the Acquisition Agreements and this Agreement.

     5.3  Further Assurances.  Each of the parties shall execute such agreements
          ------------------
and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the LHS/Holdings Closing and the PDN/MIV Closing, including the execution and delivery of any other agreement or document, the execution and delivery of which are conditions precedent to the LHS/Holdings Closing or the PDN/MIV Closing.

     5.4  Indemnification of Brokerage.  Each party agrees to indemnify and save
          ----------------------------
the others harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of such party, and to bear the cost of legal fees and expenses incurred in defending against any such claim.

     5.5  Severability.  Any provision of this Agreement that is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant, or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     5.6  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally against receipt; when transmitted if transmitted by facsimile, electronic or digital transmission method with electronic confirmation; the next day if sent for next day delivery by a nationally recognized overnight courier service; or upon receipt if sent by certified, registered or express mail, return receipt requested, postage prepaid. In each case notice shall be sent as follows:

          (a) if to the Purchasing Parties, to:

              Home Health Corporation of America, Inc.
              2200 Renaissance Boulevard / Suite 300
              King of Prussia, PA 19406-2755
              Phone: (610) 272-1717
              FAX: (610) 272-3131
              Attention:  Mr. Bruce J. Feldman, President

              with a required copy to:

              Kleinbard Bell & Brecker
              1900 Market Street, Suite 700
              Philadelphia, PA 19103
              Phone: (215) 568-2000
              FAX: (215) 568-0140
              Attention:  Howard J. Davis, Esquire

         (b)  if to the Selling Parties, to:

              LHS Holdings, Inc.
              13400 U.S. Highway 42, Suite 290
              Prospect, KY 40059
              Phone: (502) 228-9698
              FAX: (502) 228-7016
              Attention: Mr. Mark H. O'Brien, President

              with a required copy to:

              Craig L. Sparks, Esquire
              Four Market Centre
              201 East Market Street, P.O. Box 768
              Jeffersonville, IN 47131-0768
              Phone: (812) 288-7732
              FAX: (812) 288-7866

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     5.7  Entire Agreement.  This Agreement (including the Schedules and
          ----------------
Exhibits) together with the Acquisition Agreements and the agreements, certificates and other documents delivered thereunder or hereunder contain the entire agreement between the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

     5.8  Amendments and Waivers; Non-Contractual Remedies.  This Agreement may
          ------------------------------------------------
be modified or amended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     5.9  Governing Law.  This Agreement shall be governed and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law or any rule of interpretation or construction as to which party drafted this Agreement, except with respect to matters of law concerning the internal corporate affairs of any corporate entity that is a party to or the subject of this Agreement (as to those matters of law, the jurisdiction under which the respective entity derives its powers shall govern).

     5.10  Binding Effect; Assignment.  Neither this Agreement nor any of the
           --------------------------
rights or obligations hereunder may be assigned (including by operation of law) by any party without the prior written consent of the other party, except that the Purchasing Parties may, without such consent, assign any and all such rights and obligations to any affiliate, provided that the Purchasing Parties shall remain liable for the discharge of such obligations, and the Purchasing Parties may, without such consent, assign any and all such rights and obligations to any purchaser of the Purchased Assets under the Acquisition Agreements. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     5.11  Joint and Several.  Notwithstanding anything to the contrary herein
           -----------------
contained or otherwise: (i) the obligations of the Selling Parties under this Agreement shall be joint and several; and (ii) the obligations of the Purchasing Parties under this Agreement shall be joint and several

     5.12  Beneficiaries of Agreement.  The covenants and agreements expressed
           --------------------------
in this Agreement are for the sole benefit of the respective other parties hereto and are not intended to benefit, and may not be relied upon or enforced by, any other person as a third party beneficiary or otherwise.

     5.13  Counterparts; Facsimile Signatures.  This Agreement may be executed
           ----------------------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Facsimile signatures on this Agreement and any of the agreements and documents executed in connection herewith shall be deemed original signatures.

     5.14  Exhibits and Schedules.  The Exhibits and Schedules are a part of
           ----------------------
this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     5.15  Holidays.  Whenever this Agreement provides for a date, day or period
           --------
of time on or prior to which actions or events are to occur or not occur, and if such date, day or last day of such period of time falls on a Saturday, Sunday, or legal holiday, then the same shall be deemed to fall on the immediately following business day.

     5.16  Headings.  The headings in this Agreement are for reference only,
           --------
and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                     HOME HEALTH CORPORATION OF AMERICA, INC.


                                     By:
                                        ----------------------------------------
                                        Bruce J. Feldman, President

                      [Signatures continued on next page.]

                                     LHS HOLDINGS, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     LIBERTY HEALTH SERVICES, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     NURSES TODAY M/C, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     PDN, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     MEDICAL I.V., INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     -------------------------------------------
                                     Mark H. O'Brien, Individually